UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) November 1, 1999

                              FIRSTCOM CORPORATION
             (Exact name of registrant as specified in its charter)

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
               Texas                              0-25194                            87-0464860
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    (State or other jurisdiction                (Commission                       (I.R.S. Employer
 of incorporation or organization)              File Number)                    Identification No.)
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                               220 Alhambra Circle
                                    Suite 910
                           Coral Gables, Florida 33134
     ----------------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (305) 448-4422
               Registrant's telephone number, including area code

   (Former name, former address and fiscal year, if changed since last report)

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ITEM 5.  OTHER EVENTS

         On November 1, 1999, FirstCom Corporation, a Texas corporation ("FirstCom"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with AT&T Corp., a New York corporation ("AT&T"), Kiri Inc., a Delaware corporation ("AT&T Latin America") and an indirect wholly-owned subsidiary of AT&T, and Frantis, Inc., a Delaware corporation which is a direct wholly-owned subsidiary of AT&T Latin America ("Frantis"). The Merger Agreement provides for the merger (the "Merger") of FirstCom with and into Frantis. Pursuant to the Merger, the shareholders of FirstCom will receive (i) one share of Class A Common Stock, par value $0.01 per share ("Class A Shares"), of AT&T Latin America in exchange for each share of common stock, par value $0.001 per share, of FirstCom; and (ii) one share of Series A convertible preferred stock, par value $0.001 per share, of AT&T Latin America in exchange for each share of Series A Preferred Stock, par value $0.001 per share, of FirstCom. The terms of the Merger Agreement and the Merger were determined through arms-length negotiations among the parties.

         On August 20, 1999, Jamtis, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of AT&T ("Jamtis"), entered into agreements (the "Netstream Acquisition Agreements") to acquire quotas (the "Netstream Shares") representing 100% of the outstanding equity interest in Netstream Telecom Ltda., a Brazilian company ("Netstream"). Further, pursuant to the Netstream Acquisition Agreements, Promon Tecnologia S.A., a Brazilian corporation (sociedade anonima) (together with its affiliates, "Promon"), has agreed to purchase, prior to the closing under the Merger Agreement, a 10% interest in the capital of AT&T Latin America, in the form of Class A Shares. Prior to the closing of the Merger, Netstream will become an indirect wholly-owned subsidiary of AT&T Latin America.

         Upon consummation of the Merger, on a fully-diluted basis AT&T will own approximately 60% of the shares of common stock of AT&T Latin America, in the form of Class B Common Stock ("Class B Shares"), Promon will own approximately 6% of the shares of common stock of AT&T Latin America, in the form of Class A Shares, and the former shareholders of FirstCom will own approximately 34% of the common stock of AT&T Latin America in the form of Class A Shares.

         Each Class A Share will be entitled to one vote per share and each Class B Share will be entitled to ten votes per share, on all matters submitted to a vote of the stockholders of AT&T Latin America. Upon the closing of the Merger, the Class A Shares will be listed for trading on the NASDAQ National Market, and the common stock of FirstCom will no longer be traded.

         Upon the closing under the Merger Agreement, AT&T and AT&T Latin America will enter into a "Regional Vehicle Agreement" that provides for various ways in which AT&T Latin America will interface with AT&T, AT&T's Concert venture with British Telecom and AT&T's Global Network services business. The Regional Vehicle Agreement contemplates that AT&T Latin America will serve as AT&T's strategic vehicle in the countries of South America (excluding Venezuela) and the Caribbean (excluding Cuba) for the provision of broadband high-speed connectivity to business customers, and certain other telecommunications services, upon the terms and conditions of the agreement. A copy of the Regional Vehicle Agreement is

                                       2

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attached as an exhibit to the Merger Agreement and is being filed herewith. The services to be provided by AT&T Latin America will be provided under the "AT&T" brand name, pursuant to the terms and conditions of a Service Mark License Agreement, a copy of which is attached as an exhibit to the Merger Agreement and is being filed herewith.

         The closing of the Merger Agreement is subject to certain conditions, including the completion of the Netstream acquisition, the contribution by the stockholders of AT&T Latin America (other than the stockholders of FirstCom) to AT&T Latin America of not less than $70 million in cash equity and the provision by AT&T of a $100 million revolving credit facility to AT&T Latin America and, if requested by AT&T, the successful completion of a tender offer for FirstCom's 14% Senior Notes due 2007. Further, the Merger is subject to the approval of the Merger by FirstCom's shareholders and certain regulatory approvals, including those required under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended.

         Certain shareholders of FirstCom have agreed to vote in favor of the Merger, upon the terms and subject to the conditions of voting agreements, copies of which are being filed herewith.

         Copies of the Merger Agreement and the exhibits thereto are attached hereto as Exhibits 2.1 through 2 9. A copy of the joint press release announcing the Merger issued by FirstCom and AT&T on November 1, 1999 is attached hereto as
Exhibit 99.1. Each of such documents is incorporated herein by reference.

         The foregoing description of the Merger Agreement, the Merger and the related transactions may contain "forward looking" statements which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside FirstCom's control, that could cause actual results to differ materially from such statements. For a more detailed, description of the factors that could cause such a difference, please see FirstCom's filings with the United States Securities and Exchange Commission. FirstCom disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)      Exhibits.

              2.1    Agreement and Plan of Merger dated November 1, 1999.
              2.2 Form of Amended and Restated Certificate of Incorporation and By-laws of AT&T Latin America
              2.3    Form of AT&T Latin America Board Policy
              2.4    Form of Service Mark License Agreement
              2.5    Form of Regional Vehicle Agreement
              2.6    Terms of Credit Facility

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              2.7    Form of Certificate of Designation
              2.8    Voting Agreement between AT&T and each of Patricio E.
                     Northland, George Cargill and Eleazar Donoso
              2.9    Voting Agreement between AT&T and Douglas G. Geib II
             99.1    Press release announcing the Merger from FirstCom and AT&T.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 4, 1999              By: /s/ Douglas G. Geib II
                                          -------------------------------------
                                          Douglas G. Geib II
                                          Executive Vice President and
                                          Chief Financial Officer

                                       5

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                                 EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------


  2.1    Agreement and Plan of Merger dated November 1, 1999.
  2.2 Form of Amended and Restated Certificate of Incorporation and By-laws of AT&T Latin America
  2.3    Form of AT&T Latin America Board Policy
  2.4    Form of Service Mark License Agreement
  2.5    Form of Regional Vehicle Agreement
  2.6    Terms of Credit Facility
  2.7    Form of Certificate of Designation
  2.8    Voting Agreement between AT&T and each of Patricio E.
          Northland, George Cargill and Eleazar Donoso
  2.9    Voting Agreement between AT&T and Douglas G. Geib II
 99.1    Press release announcing the Merger from FirstCom and AT&T.